Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of Nexstar Finance Holdings L.L.C. of our report dated March 5, 2003 except as to Note 14, which is as of May 2, 2003 relating to the consolidated financial statements and financial statement schedules of Nexstar Finance Holdings L.L.C., which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

May 30, 2003